AMENDMENT NO. 3

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent ETF Trust)

Thrivent ETF Trust (the “Trust”) and Thrivent Asset Management, LLC (the “Adviser”) hereby agree that the Investment Advisory Agreement dated August 30, 2022, as may be amended from time to time, between the Trust and the Adviser (the “Agreement”) is hereby amended this 25th day of February, 2026, to reflect that the Thrivent International Large Cap ETF and Thrivent International Small Cap ETF shall each be deemed a “Fund” under the terms of the Agreement effective April 27, 2026. A revised Exhibit A is attached hereto.

THRIVENT ETF TRUST

By:	/s/ Michael W. Kremenak
Michael W. Kremenak
President

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ Jeffrey D. Cloutier
Jeffrey D. Cloutier
Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

TO

THRIVENT ETF TRUST INVESTMENT ADVISORY AGREEMENT

Dated August 30, 2022

1.	Thrivent Small-Mid Cap Equity ETF (name change effective January 31, 2025)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent ETF Trust’s Investment Advisory Agreement, shall be at an annual rate of 0.65% of average daily net assets.

2.	Thrivent Core Plus Bond ETF (effective February 19, 2025)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent ETF Trust’s Investment Advisory Agreement, shall be at an annual rate of 0.39% of average daily net assets.

3.	Thrivent Ultra Short Bond ETF (effective February 19, 2025)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent ETF Trust’s Investment Advisory Agreement, shall be at an annual rate of 0.20% of average daily net assets.

4.	Thrivent Mid Cap Value ETF (effective September 8, 2025)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent ETF Trust’s Investment Advisory Agreement, shall be at an annual rate of 0.55% of average daily net assets.

5.	Thrivent Small Cap Value ETF (effective September 8, 2025)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent ETF Trust’s Investment Advisory Agreement, shall be at an annual rate of 0.60% of average daily net assets.

6.	Thrivent International Large Cap ETF (effective May 4, 2026)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent ETF Trust’s Investment Advisory Agreement, shall be at an annual rate of 0.52% of average daily net assets.

7.	Thrivent International Small Cap ETF (effective May 4, 2026)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent ETF Trust’s Investment Advisory Agreement, shall be at an annual rate of 0.55% of average daily net assets.